Item 77C : Submission of Matters to a Vote of Security Holders

A Special Meeting of the Shareholders of Federated Short-Term Municipal Trust was held on March 23, 1999. The following items, which are required to be reported under this Item 77C were approved at the meeting:

1.  Election of Trustees:
Names
For
Against
Abstentions
and
Broker Non-
Votes
Withheld
Authority To
Vote
Thomas G.
Bigley
11,865,449


104,713
John T.
Conroy, Jr.
11,865,810


104,352
John F.
Cunningham
11,865,810


104,352
Peter E.
Madden
11,865,810


104,352
Charles F.
Mansfield, Jr.
11,865,810


104,352
John E.
Murray, Jr.
11,865,810


104,352
John S. Walsh
11,865,810


104,352

2.  To ratify the selection of Arthur Andersen LLP as the Trust's
Independent Public Auditors.
For
Against
Abstentions and
Broker Non-Votes
Withheld Authority
To Vote
11,952,241
6,873
11,046


3. To approve a revision in the Trust's fundamental investment policy with regard to diversification of its investments.
For
Against
Abstentions and
Broker Non-Votes
Withheld Authority
To Vote
10,156,074
521,530
1,292,558


4. To eliminate the Trust's fundamental investment policy on investing in oil, gas, and minerals.
For
Against
Abstentions and
Broker Non-Votes
Withheld Authority
To Vote
10,020,921
648,822
1,300,419


5. To approve a clarifying amendment to the Trust's Investment Advisory Agreement to exclude Rule 12b-1 fees and shareholder service fees from the expense cap.
For
Against
Abstentions and
Broker Non-Votes
Withheld Authority
To Vote
11,409,291
472,750
88,120


6. To approve an amendment and restatement to the Trust's Declaration of Trust to permit the Board of Trustees to liquidate assets of the Trust, its series and classes, without shareholder approval.
For
Against
Abstentions and
Broker Non-Votes
Withheld Authority
To Vote
10,017,366
640,914
1,311,882




The Definitive Proxy Statement for the Special Meeting held on March 23, 1999 was filed with the Securities and Exchange Commission on February 3, 1999, and is incorporated by reference (File No. 811-3181)